Transphorm Announces Results of Rights Offering

GOLETA, Calif.—July 25, 2023—Transphorm, Inc. (NASDAQ: TGAN) (“Transphorm” or the “Company”) announced today the results of its previously-announced rights offering, which entitled eligible stockholders to purchase 0.07655623 of a share of common stock for every right held at a subscription price of $3.30 per whole share. The rights offering expired at 5:00 p.m., Eastern Daylight Time, on July 21, 2023.

The rights offering resulted in the sale of 2,404,758 shares of common stock, which generated approximately $7.94 million in gross proceeds for the Company. After giving effect to the rights offering, the Company has approximately 61.8 million shares of common stock issued and outstanding.

KKR Phorm Investors L.P. exercised in full its basic subscription rights in the rights offering. In addition, all executive officers and certain directors of the Company each acquired shares in the offering. Updated positions of their shares held will be disclosed via Form 4 filings with the Securities and Exchange Commission.

Commenting on the announcement, Transphorm’s President, CEO and Co-Founder, Primit Parikh, stated, “With the completion of the rights offering, Transphorm is now well positioned to begin a review of strategic opportunities and alternatives for enhancing and maximizing stockholder value, including, but not be limited to strategic partnerships, licensing opportunities in the U.S. and Asia and potential M&A opportunities.”

The rights offering was made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-267522).

About Transphorm, Inc.

Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having one of the largest Power GaN IP portfolios of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. The Company’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations move power electronics beyond the limitations of silicon to achieve over 99% efficiency, 50% more power density and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on Twitter @transphormusa and WeChat @ Transphorm GaN.

Forward-Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended). Such statements include, but are not limited to, plans, projections and expectations regarding Transphorm’s intent to conduct a strategic review. These forward-looking statements are neither promises nor guarantees, should not be unduly relied upon, and are subject to a variety of risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements, including but not limited to: prevailing market conditions; the net proceeds to Transphorm after expenses; that the Company’s anticipated strategic review may not result in any transaction (or that the terms of such transaction may not be favorable or acceptable to the Company or its stockholders); risks related to Transphorm’s operations, such as additional financing requirements, access to capital and market acceptance of its current and future products; competition; the ability of Transphorm to protect its intellectual property rights; and other risks set forth in Transphorm’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” and elsewhere therein. Except as required by applicable law, Transphorm undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Press Contact:
Heather Ailara
+1.973.567.6040
heather.ailara@transphormusa.com

Investor Contacts:
David Hanover or Jack Perkins
KCSA Strategic Communications
transphorm@kcsa.com